Nabil Sabki
Direct Dial: (312) 876-7604
nabil.sabki@lw.com

October 2, 2017

330 North Wabash Avenue
Suite 2800
Chicago, Illinois  60611
Tel: +1.312.876.7700  Fax: +1.312.993.9767
www.lw.com

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File No. 054066-0000
VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-0505

Re:	Allied Asset Advisors Funds Iman Fund
File Nos. 333-30924; 811-09821
Post-Effective Amendment No. 27/29

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our Firm under the caption “Legal Counsel” in the Statement of Additional Information that is included in Post-Effective Amendment No. 27/29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended, of Iman Fund.

This consent does not constitute a consent under Section 7 of the 1933 Act and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Latham & Watkins
Latham & Watkins